This communication is confidential and may be privileged or otherwise protected by work product immunity. Linklaters LLP is a limited liability partnership registered in England and Wales with registered number OC326345. It is a law firm authorised and regulated by the Law Society of England and Wales. The term partner in relation to Linklaters LLP is used to refer to a member of Linklaters LLP or an employee or consultant of Linklaters LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Linklaters LLP together with a list of those non- members who are designated as partners and their professional qualifications is open to inspection at its registered office, One Silk Street, London EC2Y 8HQ or on www.linklaters.com and such persons are either solicitors, registered foreign lawyers or European lawyers. Please refer to www.linklaters.com/regulation for important information on our regulatory position. Linklaters LLP One Silk Street London EC2Y 8HQ Telephone (+44) 20 7456 2000 Facsimile (+44) 20 7456 2222 DX Box Number 10 CDE The Directors Rio Tinto Finance (USA) Limited Level 7, 360 Collins Street Melbourne Victoria 3000 Australia The Directors Rio Tinto plc 6 St. James’s Square London SW1Y 4AD England The Directors Rio Tinto Limited Level 7, 360 Collins Street Melbourne Victoria 3000 Australia 2 November 2021 Rio Tinto Finance (USA) Limited US$1,250,000,000 2.750 per cent. Notes due 2051 (the “Notes”) fully and unconditionally guaranteed by each of Rio Tinto plc and Rio Tinto Limited 1 We have acted as English legal advisers to Rio Tinto plc, a company incorporated under the laws of England, Rio Tinto Limited, a company incorporated under the laws of the State of Victoria, Commonwealth of Australia (together with Rio Tinto plc, the “Guarantors”) and Rio Tinto Finance (USA) Limited, a company incorporated under the laws of the State of Victoria, Commonwealth of Australia (the “Issuer”) in connection with the issue of the Notes by the Issuer and the giving of the guarantees by the Guarantors in respect of the Notes and we have taken instructions solely from the Issuer and the Guarantors. References herein to the “Guarantee” are to the guarantee given by Rio Tinto plc in respect of the Notes. 2 This opinion is limited to English law as applied by the English courts and in effect on the date of this opinion. It is given on the basis that it, and that all matters relating to it, will be governed by, and that it (including all terms used in it) will be construed in accordance with, English law. In EXHIBIT 5.1

Page 2 of 5 particular, we express no opinion on matters of federal law of the United States, the laws of any State of the United States, Australian laws or the laws of any other jurisdiction. 3 For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion. 4 We have assumed that: 4.1 all copy documents conform to the originals and all originals are genuine and complete 4.2 each signature is the genuine signature of the individual concerned 4.3 (except in the case of Rio Tinto plc) all relevant documents are within the capacity and powers of, and have been validly authorised by, each of the respective parties thereto 4.4 (in the case of each party) all relevant documents have been or (in the case of the Guarantee) will be validly executed and delivered by the relevant party 4.5 each of the documents which are the subject of this opinion is valid and binding on each party under the law to which it is expressed to be subject and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law 4.6 the Minutes and the CEO Certificate and other corporate documents are a true and complete record of the proceedings and/or resolutions described therein and there has been no modification of the Articles of Association examined by us and referred to in the Schedule to this opinion 4.7 the meeting of the Board of Directors of Rio Tinto plc held on 4 May 2021 (in respect of which a certified extract of the Minutes has been supplied to us) was duly convened, constituted and quorate and the resolutions referred to in the Minutes were validly passed and remain in full force and effect without modification 4.8 the CEO Certificate and the matters referred to in it remain in full force and effect without modification and 4.9 all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any applicable secondary legislation made under it with respect to anything done in relation to the Notes in, from or otherwise involving the United Kingdom (including Sections 19 (carrying on a regulated activity) and 21 (financial promotion)) have been complied with. 5 Based on the documents referred to, and assumptions made, in paragraphs 3 and 4 above, and subject to the qualifications in paragraph 7 below and to any matters not disclosed to us, we are of the following opinion: 5.1 Rio Tinto plc has corporate power to enter into and to perform its obligations under the Guarantee. 5.2 Rio Tinto plc has taken all necessary corporate action to authorise its execution, delivery and performance of the Guarantee. 5.3 Assuming the Guarantee constitutes valid, binding and enforceable obligations of Rio Tinto plc under New York law, there is no reason insofar as English law is concerned why the obligations assumed by Rio Tinto plc under the Guarantee are not valid and binding obligations of Rio Tinto plc.

Page 3 of 5 6 The term “valid and binding” as used above means that the obligations assumed by Rio Tinto plc under the Guarantee are of a type which the English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular: 6.1 Enforcement may be limited by (a) bankruptcy, insolvency, liquidation and moratorium laws, (b) laws relating to reorganisation and (c) laws of general application relating to or affecting the rights of creditors. 6.2 Enforcement may be limited by general principles of equity – for example, equitable remedies may not be available where damages are considered to be an adequate remedy. 6.3 Claims may become barred under the Limitation Act 1980 or may be or become subject to set-off or counterclaim. 7 This opinion is subject to the following: 7.1 Insofar as this opinion relates to the obligations of Rio Tinto plc, it is given on the assumption that they have been entered into in good faith and for the purpose of carrying out its business and that, at the time they were entered into, there were reasonable grounds for believing that to do so would benefit Rio Tinto plc. 7.2 Any certificate, determination, notification, opinion, minute or the like might be held by an English court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error despite any provision in the any document to the contrary. 7.3 An English court may refuse to give effect to any contractual provision concerning payment of the costs of enforcement or litigation brought before an English court. 7.4 Any contractual provision that purports to maintain the validity of the remainder of such contract despite the invalidity, illegality or unenforceability of one or more of its provisions may not be effective – it depends on the nature of the illegality, invalidity or unenforceability in question. 7.5 Any contractual provision that requires a variation to be made in writing or to comply with any other formality may not be enforceable. 7.6 Any provision of that provides for the payment by a person of additional interest or amounts upon a breach, default or similar occurrence by that person may not be recoverable if it amounts to a penalty under English law. 7.7 To the extent it relates to United Kingdom stamp duties any undertaking or indemnity may be void under Section 117 of the Stamp Act 1891. 7.8 An English court may, or may be required to, stay proceedings or decline jurisdiction in certain circumstances – for example, if proceedings are brought elsewhere. 7.9 We express no opinion as to the effect of any sanctions or other similar restrictive measures in relation to the Guarantee or the Notes or any transaction contemplated thereby. 7.10 Effect may be given to the overriding mandatory provisions of the law of the country where the obligations arising out of a contract have to be performed, in so far as those provisions render the performance of the contract unlawful. In such circumstances, the relevant obligations may not be enforceable.

Page 4 of 5 7.11 This opinion is given on the basis that there will be no amendment to or termination or replacement of the documents, authorisations and consents referred to in the Schedule to this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in English law or otherwise to update this opinion in any respect after the date of this opinion. 7.12 We express no opinion as to the compliance or otherwise with any financial limitations on borrowings contained in the Articles of Association of Rio Tinto plc. 8 We hereby consent to the filing of this opinion as an exhibit to a report on Form 6-K to be submitted by Rio Tinto plc on the date hereof. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the United States Securities Act of 1933. Yours faithfully /s/ Linklaters LLP Linklaters LLP

Page 5 of 5 SCHEDULE 1 A copy of the Memorandum and Articles of Association of Rio Tinto plc. 2 A certified extract from the Minutes of a Meeting of the Board of Directors of Rio Tinto plc held on 4 May 2021 (the “Minutes”). 3 A copy of a certificate of the Chief Executive Officer of Rio Tinto plc dated 25 October 2021 (the “CEO Certificate”). 4 The form of the Guarantee (as defined in paragraph 1 of this opinion) to be appended to the global note representing the Notes upon issue.